EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-161023 on Form S-3 of Consumers Bancorp, Inc. of our report dated September 16, 2011 relating to the financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Cleveland, Ohio
September 16, 2011